Exhibit 99.1
PRESS RELEASE
Greenfield Online Reports First Quarter 2008 Financial Results
Company Announces Agreement in Principle to Settle Class Action Litigation
WILTON, CONNECTICUT, May 8, 2008 — Greenfield Online, Inc. (Nasdaq: SRVY), today reported financial results for the first quarter ended March 31, 2008.
Al Angrisani, President and Chief Executive Officer, stated, “The strength of our global footprint and diversified business model enabled us to deliver total net revenue growth of approximately 12.6%, and growth in Pro Forma Adjusted EBITDA of approximately 14.5% over the prior year.” These pro forma results exclude charges related to the Audit Committee investigation and the proposed settlement discussed below. Angrisani added, “The comparison shopping business reported revenue growth of over 60%, with segment operating margins of 53.6%, including our investment in Ciao USA; in contrast the Internet survey solutions business got off to a slower than expected start.”
The Company also announced that on May 7th it entered into an agreement in principle to settle the pending class action securities litigation, and as a result the Company recorded a one ime net charge of $2.0 million in its interim financial statements for the quarter ended March 31, 2008. See the footnote to the Financial Highlights table below for a more detailed discussion of the proposed litigation settlement charge.
Financial Highlights

	For the Three Months Ended March 31,
					Growth
		2008		Growth	QTR
$ in thousands - unaudited	2008	Pro Forma *	2007	QTR	Pro Forma *
Revenue	$30,934	$30,934	$27,469	12.6%	12.6%
Operating (Loss) Income	$(1,057)	$3,820	$3,017	-135.0%	26.6%
Net (Loss) Income	$(113)	$2,776	$1,959	-105.8%	41.7%
Fully Diluted EPS	$—	$0.10	$0.07	-100.0%	42.9%
Net Cash Provided by Operating Activities	$6,046	$6,046	$6,374	-5.1%	-5.1%
Non-GAAP Adjusted EBITDA**	$2,952	$7,829	$6,836	-56.8%	14.5%
Non-GAAP Adjusted EBITDA - Ex Audit Committee
Investigation Expense and Litigation Settlement Charge — Net***	$7,829	$7,829	$6,836	14.5%	14.5%
Non-GAAP Operating Free Cash Flow ****	$3,909	$3,909	$4,665	-16.2%	-16.2%

*	Pro Forma excludes the effect of the Audit Committee investigation expense incurred during the quarter as well as the net charge taken by the Company in Q1 for the proposed settlement of the class action securities litigation as described below. Pro-Forma operating results are reconciled to GAAP operating results in the “Pro Forma Consolidated Statements of Operations” below.

**	Non-GAAP Adjusted EBITDA is reconciled to GAAP net (loss) income in the section entitled “About Non-GAAP Financial Measures” below.

***	Non-GAAP Adjusted EBITDA-Ex Audit Committee Investigation Expense and Litigation Settlement Charge-Net is reconciled to GAAP Net (Loss) Income in the section entitled, “About Non-GAAP Financial Measures” below. Investigation expense consists of approximately $2.9 million incurred in connection with the Audit Committee’s investigation described in the Company’s Annual Report on Form 10-K filed with the SEC on March 17, 2008. In addition, on May 7, 2008, the Company and the individual defendants reached an agreement in principle to settle the class action lawsuit in the matter entitled Plumbers & Pipefitters Local Union No. 630 Pension Annuity Trust v. Greenfield Online, Inc., et al. Docket No. 07-cv-1118 (VLB). The Company has determined that it is beneficial to enter into the proposed settlement in order to avoid costly and time consuming litigation. The terms of the settlement, which contain no admission of any liability or wrongdoing on the part of any defendant, are subject to the completion of confirmatory discovery by plaintiffs’ counsel, the negotiation of definitive documentation and approval by the court, and includes a cash payment by the Company of $4 million that is expected to be made to the plaintiffs during 2008. As part of the proposed settlement the Company has also agreed to adopt certain enhancements to its corporate governance policies and procedures. The Company anticipates that one-half of the settlement payment will be funded by insurance proceeds. The balance of the costs of settlement will be borne by the Company. Once approved, the Company believes the settlement will resolve all class action litigation pending against the Company, as well as its former and current officers. As a result of this agreement in principle, the Company recorded a one-time net charge of $2.0 million in its financial statements for the quarter ended March 31, 2008.
The proposed settlement described above is subject to court approval and other contingencies. Accordingly, there can be no assurance that a final settlement will ultimately be achieved on the terms described above, if at all. In the event that a settlement is not finalized, the Company intends to defend against the allegations contained in the class action lawsuit.
**** Non-GAAP Operating Free Cash Flow is reconciled to GAAP Net Cash Provided by Operating Activities in the section entitled, “About Non-GAAP Financial Measures” below.
Key Financial Statistics
•	Total net revenue was $30.9 million for the first quarter of 2008 as compared with $27.5 million for the same period in the prior year for an increase of $3.4 million or 12.6% of which approximately $1.6 million or 5.7% was due to favorable currency effects.
o	For the Internet survey solutions segment, total net revenue was $20.1 million for the first quarter of 2008, including favorable currency effects, as compared with $20.7 million for the same period in the prior year, representing a decline of 3.0%.

o	For the Comparison Shopping segment, total net revenue was $10.8 million for the first quarter of 2008, including favorable currency effects, as compared with $6.8 million for the same period in the prior year for an increase of 60.3%.
•	Total gross profit was $24.1 million or 78.0% of revenues for the first quarter of 2008, as compared with $20.3 million or 74.0% of revenues for the same period in the prior year.
•	Operating loss was $1.1 million for the first quarter of 2008 or 3.4% of revenue, as compared to operating income of $3.0 million or 11.0% of revenue, for the same period in the prior year. Proforma operating income, excluding charges related to the Audit Committee investigation of $2.9 million and the proposed litigation settlement charge of $2.0 million, but including class action litigation expenses of $0.2 million, was $3.8 million or 12.3% of revenue.
•	Net loss for the first quarter of 2008 was $0.1 million as compared with net income of $2.0 million for the same period in the prior year. Pro forma net income, excluding charges related to the Audit Committee investigation of $2.9 million and the proposed litigation settlement charge of $2.0 million, but including class action litigation expenses of $0.2 million and the related tax effect, was $2.8 million.
•	Net cash flow provided by operating activities was $6.0 million for the first quarter of 2008 as compared to $6.4 million for the same period in the prior year.
•	For the first quarter of 2008, Adjusted EBITDA-Ex Audit Committee Investigation Expense and Litigation Settlement Charge-Net, was $7.8 million or 25.3% of revenue, as compared to Adjusted EBITDA of $6.8 million or 24.9% of revenue, including approximately $0.3 million of non-recurring expenses related to the bifurcation of the European businesses and other strategic initiatives, for the same period in the prior year.
•	Operating free cash flow, a non-GAAP financial measure, was $3.9 million for the first quarter of 2008, as compared to $4.7 million for the same period in the prior year.
•	As of May 8, 2008, second quarter 2008 backlog stands at approximately $20.5 million. Backlog is defined as signed contracts for online survey projects that we expect to complete and deliver to clients during the three months ending June 30, 2008 and excludes expected comparison shopping and advertising revenues. This compares to Internet survey solutions backlog of approximately $18.2 million as of May 8, 2007.
•	Bid volume for the three months ended March 31, 2008 was approximately $136 million. This compares to bid volume for the three months ended December 31, 2007 of approximately $141 million, and compares to bid volume for the three months ended March 31, 2007 of approximately $138 million.

•	For the Comparison Shopping segment, according to data compiled by ComScore Media Metrix, unique visitors totaled, in the aggregate, approximately 21.1 million, 18.1 million, and 18.6 million for the months of January, February, and March 2008, respectively, for the European countries of Germany, France, Italy, Spain, the UK, Sweden and the Netherlands. The same data for the prior year periods are: 16.2 million, 15.2 million, and 16.9 million, respectively. For Ciao USA, unique visitors were approximately .47 million, .46 million, and .49 million for January, February and March 2008.

•	As of March 31, 2008, the European Comparison Shopping segment had over 1,900 active merchants; as compared to 1,700 reported as of December 31, 2007. As of March 31, 2008, Ciao USA had more than 190 active merchants, as compared to more than 40 active merchants reported on February 7, 2008. We define an active merchant as a merchant displaying offers on our shopping portals and accepting click-throughs.
Forward Guidance
For the full fiscal year 2008, we are confirming our revenue guidance previously provided on February 7, 2008, and we are updating other elements of guidance as follows:

	Prior	Revised - Pro Forma*	Revised - As Reported
Total Revenue	$143 to $153 million	$143 to $153 million	$143 to $153 million
Gross Margins	74% to 75%	75% to 76%	75% to 76%
Non-GAAP Adjusted EBITDA	27% to 28%	27% to 28%	23% to 25%
Depreciation and Amortization	$13.7 — $14.2 million	$13.7 — $14.2 million	$13.7 — $14.2 million
Expected Charges related to Stock Based Compensation	$2.7 — $3.5 million	$3.0 — $3.5 million	$3.0 — $3.5 million
Effective Tax Rate	29% to 31%	28% to 30%	25% to 27%

*	Pro Forma excludes the effect of approximately $2.9 million of expense related to the Audit Committee investigation and the proposed one-time net litigation settlement charge of $2 million.

Conference Call Information:
Dial up information for the Financial Results call is as follows:

Date and Time:	Thursday, May 8, 2008 at 5:00 PM ET
Telephone Number:	1-201-689-8560
Webcast Location:	http://ir.greenfield.com/events.cfm
Replay Telephone:	1-201-612-7415
Account Code and Conference ID #	3055*, 282576* (*both are required)
Replay available:	8:00 PM ET, May 8, 2008 — May 22, 2008
In the event that any non-GAAP financial measure is discussed on the conference call that is not reconciled to a GAAP item in this release, related complementary information will be made available at http://www.greenfield.com, through the “Investor Overview” link as soon as practicable after the conclusion of the conference call.
About Greenfield Online, Inc.
Greenfield Online, Inc. is a global interactive media and services company that collects consumer attitudes about products and services, enabling consumers to reach informed purchasing decisions about the products and services they want to buy; and helping companies better understand their customer in order to formulate effective product marketing strategies. Proprietary, innovative technology enables us to collect these opinions quickly and accurately, and to organize them into actionable form. For more information, visit www.greenfield.com. Through our Ciao comparison shopping portals we gather unique and valuable user-generated content in the form of product and merchant reviews. Visitors to our Ciao portals use these reviews to help make purchasing decisions and we derive revenue from this Internet traffic via e-commerce, merchant referrals, click-throughs, and advertising sales. For more information or to become a member, visit
http://www.ciao-group.com. Through our Greenfield Online and Ciao Surveys websites and affiliate networks, we collect, organize and sell consumer opinions in the form of survey responses to marketing research companies and companies worldwide. For more information, visit
www.greenfield-ciaosurveys.com. To take a survey, go to www.greenfieldonline.com.
North American Company Contact:
Cynthia Brockhoff
Vice President — Investor Relations
Greenfield Online
Ph: (203)-846-5772
Cbrockhoff@Greenfield.com

About Non-GAAP Financial Measures
We define Non-GAAP Adjusted EBITDA as earnings before interest expense (income), income taxes, depreciation and amortization and stock based compensation and Non-GAAP Adjusted EBITDA —Ex Investigation Expense and Litigation Settlement Charge — Net as earnings before interest expense (income), income taxes, depreciation and amortization, stock based compensation, investigation expense and litigation settlement charge. We define Non-GAAP Operating Free Cash Flow as net cash provided by operating activities less cash paid for capital expenditures. Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted EBITDA —Ex Investigation Expense and Litigation Settlement Charge — Net and Non-GAAP Operating Free Cash Flow may not be comparable to similarly titled measures reported by other companies. We are presenting Non-GAAP Adjusted EBITDA , Non-GAAP Adjusted EBITDA —Ex Investigation Expense and Litigation Settlement Charge — Net and Non-GAAP Operating Free Cash Flow because they provide an additional way to view our operations, when considered with both our GAAP results and the reconciliation to net (loss) income and net cash provided by operating activities, respectively, which we believe provide a more complete understanding of our business than could be obtained absent this disclosure. Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted EBITDA —Ex Investigation Expense and Litigation Settlement Charge — Net and Non-GAAP Operating Free Cash Flow are presented solely as a supplemental disclosure because: (i) we believe it is a useful tool for investors to assess the operating performance of the business without the effect of these non-cash expenses; (ii) we believe that investors will find this data useful in assessing our ability to service or incur indebtedness; and (iii) we use adjusted EBITDA internally to evaluate the performance of our personnel and also as a benchmark to evaluate our operating performance or compare our performance to that of our competitors. The use of Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted EBITDA —Ex Investigation Expense and Litigation Settlement Charge — Net and Non-GAAP Operating Free Cash Flow has limitations and you should not consider Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted EBITDA —Ex Investigation Expense and Litigation Settlement Charge — Net and Non-GAAP Operating Free Cash Flow in isolation from or as an alternative to GAAP measures such as operating (loss) income, net (loss) income, and net cash flow provided by operating activities, or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity. The following tables set forth the reconciliation of Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted EBITDA —Ex Investigation Expense and Litigation Settlement Charge — Net and Non-GAAP Operating Free Cash Flow , non-GAAP financial measures, to GAAP net (loss) income and GAAP net cash provided by operating activities, respectively, our most directly comparable financial measure presented in accordance with GAAP.

Reconciliation of GAAP Net (Loss) Income to Non-GAAP Adjusted EBITDA and Non-GAAP Adjusted EBITDA
to Non-GAAP Adjusted EBITDA — Ex Audit Committee Investigation and Litigation Settlement Charge — Net

	For the Three Months Ended March 31,
		2008
$ in thousands - unaudited	2008	Pro Forma *	2007
GAAP Net (Loss) Income	$(113)	$2,776	$1,959
Interest Expense (Income)	$(380)	$(380)	$(143)
Tax (Benefit) Provision	$(816)	$1,172	$1,178
Depreciation and Amortization — (“DA”)
Cost of Revenue DA	$550	$550	$345
Panel Expense DA	$458	$458	$443
Operating Expense DA	$2,302	$2,302	$2,153
EBITDA	$2,001	$6,878	$5,935
Stock-Based Compensation	$951	$951	$901
Non-GAAP Adjusted EBITDA	$2,952	$7,829	$6,836
Audit Committee Investigation Expense	$2,877	$—	$—
Litigation Settlement Charge — Net	$2,000	$—	$—
Non-GAAP Adjusted EBITDA — Ex Audit Committee Investigation Expense and Litigation Settlement Charge — Net	$7,829	$7,829	$6,836

*	Pro Forma excludes the effect of the Audit Committee investigation expense and the charge for the proposed settlement of the class action securities litigation incurred during the 1st quarter of 2008. Pro-Forma operating results are reconciled to GAAP operating results in the Pro Forma Consolidated Statements of Operations below.
Reconciliation of GAAP Net Cash Flow Provided by Operating Activities to Non-GAAP Operating Free Cash Flow

	For the Three Months
	Ended March 31,
$ in thousands - unaudited	2008	2007
Net Cash Provided by Operating Activities	$6,046	$6,374

Additions to Property and Equipment and Intangibles for Cash	$(2,137)	$(1,709)

Non-GAAP Operating Free Cash Flow	$3,909	$4,665

GREENFIELD ONLINE, INC.
PRO-FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)
The following table presents non-GAAP pro-forma financial information adjusted for the effects of charges related to our Audit Committee investigation and the proposed settlement of pending class action securities litigation (in thousands, except per share data):

	Three Months Ended March 31, 2008
		Investigation
		and	Pro Forma
	As Reported	Settlement *	As Adjusted
Net revenues	$30,934	$—	$30,934
Cost of revenues	6,805	—	6,805

Gross profit	24,129	—	24,129

Operating expenses:
Selling, general and administrative	20,940	(4,877)	16,063
Panel expense	812	—	812
Depreciation and amortization	2,302	—	2,302
Research and development	1,132	—	1,132

Total operating expenses	25,186	(4,877)	20,309

Operating (loss) income	(1,057)	4,877	3,820

Other income, net	128	—	128

(Loss) income before income taxes	(929)	4,877	3,948
(Benefit) provision for income taxes	(816)	1,988	1,172

Net (loss) income	$(113)	$2,889	$2,776

Net (loss) income per share available to common stockholders:
Basic	$(0.00)	$0.11	$0.11

Diluted	$(0.00)	$0.10	$0.10

Weighted average shares outstanding:
Basic	26,316	26,316	26,316

Diluted	26,316	27,029	27,029

*	These charges relate to the Audit Committee investigation of $2.9 million and the proposed litigation settlement charge of $2.0 million.

About Non-GAAP Financial Measures — Segment Data
An operating segment’s performance is primarily evaluated based on segment operating income, which excludes depreciation and amortization expense, stock-based compensation expense, and certain corporate costs and other charges not associated with the on-going operations of the segment. These corporate costs are separately stated below and include costs that are primarily related to public company expenses. These include certain costs such as personnel costs, filing fees, legal fees, accounting fees, fees associated with Sarbanes-Oxley compliance, directors and officers insurance, board of director fees, investor relations costs, fees and costs related to the Audit Committee’s investigation, our defense against the Amended Complaint, and the Litigation Settlement Charge. We believe that Non-GAAP Segment Operating Income as defined above is an appropriate measure of evaluating the operational performance of our segments.
The tables below present information about reported segments for the three months ended March 31, 2008 and 2007 (in thousands):

	Three Months Ended
	March 31,
	2008	2007
Gross segment revenues:
North American Internet survey solutions
Third-party segment net revenues	$14,821	$15,454
Inter-segment revenues	189	133

Gross segment revenues	$15,010	$15,587

Ciao Internet survey solutions
Third-party segment net revenues	$5,275	$5,255
Inter-segment revenues	1,560	1,486

Gross segment revenues	$6,835	$6,741

Ciao comparison shopping *
Third-party segment net revenues	$10,838	$6,760
Inter-segment revenues	184	—

Gross segment revenues	$11,022	$6,760

Net revenues:
North American Internet survey solutions	$15,010	$15,587
Ciao Internet survey solutions	6,835	6,741
Ciao comparison shopping	11,022	6,760
Elimination of inter-segment revenues	(1,933)	(1,619)

Total net revenues	$30,934	$27,469

Segment operating income (as defined above):
North American Internet survey solutions	$2,650	$2,839
Ciao Internet survey solutions	1,428	1,863

Combined Internet survey solutions	4,078	4,702
Ciao comparison shopping	5,911	3,983

Segment operating income	9,989	8,685
Depreciation and amortization	(3,310)	(2,941)
Stock-based compensation	(951)	(901)
Corporate	(6,785)	(1,826)

Total operating (loss) income	(1,057)	3,017
Other income, net	128	120

(Loss) income before income taxes	$(929)	$3,137

*	Prior to the separation of the Ciao Internet survey solutions and the Ciao comparison shopping businesses, the Ciao comparison shopping segment did not have any inter-segment revenues. The legal separation was completed, and effective May 1, 2007, the Ciao comparison shopping segment began recording inter-segment revenues from the sale of panelists to the Ciao Internet survey solutions segment, which panelists are sourced from the Ciao comparison shopping portals.

Cautionary Note Regarding Forward Looking Statements.
Certain statements in this press release and oral statements made by the Company on its conference call in relation to this release constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements about the proposed settlement of pending class action securities litigation, our recovery of insurance proceeds related thereto and the impact thereof on our financial condition and results of operations, discussion concerning the effect that negative economic trends have on our business and market place, the existence and stage of the secular shift from off-line to online data collection in North America and Europe, the potential that our customer move to online data collection as a result of negative economic factors, our being potential for EBITDA flow through in our internet survey solutions business as revenue growth is restored, our ability to expand Ciao comparison shopping into the United States, the effect expanding Ciao comparison shopping may have on our financial performance in 2008, statements regarding the factors driving revenue growth in the European Ciao comparison shopping segment, our ability to build shareholder value, our ability to accelerate the expansion of our presence in Asia, our ability to implement our UPS technology in Europe, its ability to provide operational, structural and organizational benefits in the future, the pricing environment for Internet survey solutions, statements regarding panel acquisition costs and Real-Time Sampling® costs, the potential outcome of legal claims against the company, our gross margins, our operating leverage, and our ability to lower SG&A expenses as a percentage of revenue, comparison shopping growth, sales, selling, general and administrative costs as a percentage of revenue, future panel build expenses in Europe, our ability to drive profitable revenue growth in the future, as well as predictions and guidance relating to the Company’s future financial performance and customer demand for Internet survey solutions and comparison shopping services, sales bookings, bid volume, and backlog. In some cases, you can identify forward-looking statements by terminology such as, “may”, “should”, “expects”, “plans”, “anticipates”, “feel”, “believes”, “estimates”, “predicts”, “potential”, “continue”, “consider”, “possibility”, or the negative of these terms or other comparable terminology. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs but they involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Such risks and uncertainties include, without limitation, risks related to our ability to settle pending class action securities litigation and recover insurance proceeds relating thereto as contemplated herein, our ability to expand Ciao comparison shopping into the United States, our ability to develop and deploy new technologies, our client satisfaction levels, our ability to build and maintain the size and demographic composition of our panels, our panelists’ responsiveness to our surveys, our customers acceptance and continued use of our Real Time Sampling technique, our ability to accurately predict future revenue, our ability to manage pricing pressure in North America and Europe, our reliance on our largest customers, the growing competitiveness of our marketplace and our ability to compete therein, our ability to manage or accelerate our growth and international expansion, including the ability to develop new panels, risks related to foreign currency exchange rate fluctuations, our ability to successfully integrate the businesses we have recently acquired or may acquire in the future, our online business model, demand for our products and services, the seasonality of demand for our Internet survey solutions and comparison shopping services, the outcome of legal proceedings pending against the company, the strength of our brand and other risks detailed in the “Risk Factors” section of our most recent Annual Report on Form 10-K and each subsequent Quarterly Report on Form 10-Q that we file with the Securities and Exchange Commission available at www.sec.gov and under the Investor Relations section of our corporate website at www.greenfield.com. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

GREENFIELD ONLINE, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	March 31,	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$31,530	$57,949
Investments in marketable securities	33,435	—
Accounts receivable trade, net (net of allowances of $2,250 and $2,309 at March 31, 2008 and December 31, 2007, respectively)	23,464	29,162
Prepaid expenses and other current assets	5,942	3,907
Deferred tax assets, current	1,482	3,985

Total current assets	95,853	95,003
Property and equipment, net	7,067	7,214
Other intangible assets, net	16,070	16,207
Goodwill	77,738	74,584
Deferred tax assets, long-term	26,220	21,110
Security deposits and other long-term assets	906	847

Total assets	$223,854	$214,965

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,936	$5,011
Accrued expenses and other current liabilities	21,805	18,817
Income taxes payable	3,291	4,960
Current portion of capital lease obligations	14	14
Deferred tax liabilities, current	1,364	972
Deferred revenue	415	604

Total current liabilities	32,825	30,378
Capital lease obligations, long-term	4	7
Deferred tax liabilities, long-term	6,769	4,772
Income taxes payable, long-term	2,310	2,939
Other long-term liabilities	271	451

Total liabilities	42,179	38,547

Commitments and contingencies
Stockholders’ equity:
Common stock; par value $0.0001 per share; 100,000,000 shares authorized; 26,321,422 and 26,307,492 shares issued and outstanding at March 31, 2008 and December 31, 2007, respectively	3	3
Additional paid-in capital	300,372	299,334
Accumulated deficit	(123,578)	(123,465)
Accumulated other comprehensive loss	5,009	677
Treasury stock, at cost — 9,643 shares	(131)	(131)

Total stockholders’ equity	181,675	176,418

Total liabilities and stockholders’ equity	$223,854	$214,965

GREENFIELD ONLINE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2008	2007
Net revenues	$30,934	$27,469
Cost of revenues	6,805	7,139

Gross profit	24,129	20,330

Operating expenses:
Selling, general and administrative	20,940	12,980
Panel expense	812	1,048
Depreciation and amortization	2,302	2,153
Research and development	1,132	1,132

Total operating expenses	25,186	17,313

Operating (loss) income	(1,057)	3,017

Other income, net	128	120

(Loss) income before income taxes	(929)	3,137
(Benefit) provision for income taxes	(816)	1,178

Net (loss) income	$(113)	$1,959

Net (loss) income per share available to common stockholders:
Basic	$(0.00)	$0.08

Diluted	$(0.00)	$0.07

Weighted average shares outstanding:
Basic	26,316	25,527

Diluted	26,316	26,461